Exhibit 99.1

PetMeds® Files Form 10-K for Fiscal 2025

Delray Beach, Florida, October 14, 2025, PetMed Express, Inc. (the “Company”) dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

Fiscal 2025 Financial Highlights
•Net sales of $227.0 million for fiscal 2025, below the preliminary estimated range of $231.6 million to $233.6 million, primarily due to the previously announced restatement of promotional sales reimbursements from revenues to cost of sales, which had no impact on net income
•Net loss of $6.3 million, more than the previously announced preliminary estimated range of $4.5 million to $5.0 million, primarily due to the previously announced $1.2 million non-cash impairment charge for intangible assets
•Cash of $54.7 million as of March 31, 2025, and no debt

“We greatly appreciate the patience of our shareholders over the past several months,” said Board Chair and Interim CEO Leslie C. G. Campbell. “With our Form 10-K for fiscal 2025 now filed and actions taken to enhance our internal processes, we can now fully dedicate our efforts to operational execution and building a platform for long-term value creation. Most importantly we will continue to deliver to our customers the care they trust, which has been our legacy as a pioneer in the digital pharmacy industry for nearly 30 years. We now plan to file, as soon as practicable, our Quarterly Report on Form 10-Q for the first quarter ended June 30, 2025, followed by our earnings results and corresponding filings for the second quarter ended September 30, 2025, and thereby resume the normal quarterly reporting schedule. While we are unable at this time to determine exact dates for our Q1 and Q2 filings with the SEC or the related earnings announcements, we expect to resume our normal cadence of quarterly earnings calls promptly once our SEC filings are current.”

About PetMed Express, Inc.
Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness and the veterinarians who serve them. Through its PETS family of brands, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

Forward Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the Company’s efforts to leverage its brand and legacy as a pioneer in the digital pet pharmacy industry for nearly 30 years, enhance its operational execution, and build a platform for long-term value creation, as well as statements regarding the anticipated timing for the filing of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025 and the related earnings announcements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the results of the now completed investigation by the Audit Committee of the Company’s Board of Directors, the risk that the completion of the filing of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025 may take longer than expected, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2025, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Contact:
ICR, LLC
Reed Anderson
(646) 277-1260
investor@petmeds.com